UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 23, 2005

NATIONAL SCIENTIFIC CORPORATION

(Exact name of registrant as specified in Charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

14505 N. Hayden Road, Suite 305, Scottsdale, Arizona 85260
(Address of Principal Executive Offices)

(480) 948-8324
 (Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.	Changes in Registrant’s Certifying Accountant.

On November 23, 2005, National Scientific Corporation’s (the “Company’s”) independent auditors, Hurley & Company (“Hurley”), were dismissed and concurrently the Company has engaged Epstein Weber & Conover, PLC (“EWC”) as the Company’s independent auditors for the fiscal year ending September 30, 2005. This decision was approved by the Audit Committee of the Board of Directors of the Company, and the Company’s Board of Directors.

During the fiscal years ended September 30, 2004 and 2003 and the subsequent interim periods preceding the cessation of the relationship with Hurley, there were no disagreements with Hurley on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures or any reportable events, which disagreement, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreement in connection with its report. National Scientific Corporation is currently a development stage company, and reports by Hurley on the balance sheets for each of the last two fiscal years, and the related statements of operations, stockholders’ equity, and cash flows for each of the two years, do contain a going concern notice, but do not otherwise contain a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has not, during its two most recent fiscal years and any subsequent interim periods prior to engaging EWC, consulted with EWC regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither written nor oral advice was provided by EWC which was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement with Hurley.

The Company submitted a copy of this Form 8-K to EWC and Hurley prior to filing with the Commission, and Hurley’s letter on this matter indicating no accounting disagreements with management is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

16.1	Letter from Hurley & Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2005	NATIONAL SCIENTIFIC CORPORATION

	By:	/s/ Michael A. Grollman
Michael A. Grollman Chief Executive Officer

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